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Exhibit 5.3

October 30, 2015

United States Securities & Exchange Commission

Re: Registration Statement dated October 30, 2015 (the "Registration Statement") of Canadian Natural Resources Limited

Dear Sirs:

We are a firm of independent petroleum consultants of Calgary, Alberta having prepared an evaluation report entitled "Evaluation of the P&NG Reserves of Canadian Natural Resources Limited in North America (As of December 31, 2014)", dated March 4, 2015 (the "Report"); of certain oil and gas properties of Canadian Natural Resources Limited.

We refer to the Registration Statement dated October 30, 2015 relating to the offering of Debt Securities from time to time by Canadian Natural Resources Limited and hereby consent to the reference to our firm under the heading "Experts" and to the use of our Report which is incorporated by reference in the Registration Statement on Form F-10, filed with the Securities and Exchange Commission.

Sincerely,
SPROULE ASSOCIATES LIMITED
/s/ NORA T. STEWART Nora T. Stewart, P. Eng. Senior Vice-President, Canada and Director

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  Exhibit 5.3